Exhibit 99.2

A final base shelf prospectus containing important information relating to the securities described in this document has been filed with the securities regulatory authorities in each of the provinces of Canada. The final base shelf prospectus, any applicable shelf prospectus supplement and any amendment to the documents are accessible through SEDAR+. Copies of the documents may be obtained from RBC Capital Markets, LLC by calling 1-866-375-6829 or by emailing rbcnyfixedincomeprospectus@rbccm.com or from SMBC Nikko Securities America, Inc. by calling 1-888-868-6856 or by emailing prospectus@smbcnikko-si.com.

This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the final base shelf prospectus, any applicable shelf prospectus supplement and any amendment to the documents for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision.

BROOKFIELD ASSET MANAGEMENT LTD.

US$550,000,000 4.832% NOTES DUE 2031

US$450,000,000 5.298% NOTES DUE 2036

FINAL TERM SHEET

April 14, 2026

Issuer:	Brookfield Asset Management Ltd.
Security:	4.832% Senior Unsecured Notes due April 15, 2031 (the “2031 Notes”) 5.298% Senior Unsecured Notes due January 15, 2036 (the “2036 Notes” and, together with the 2031 Notes, the “Notes”)
Format:	SEC registered
Principal Amount:

2031 Notes: US$550,000,000

2036 Notes: US$450,000,000

The 2036 Notes will be in addition to and form part of the same series of notes as the US$400,000,000 aggregate principal amount of Brookfield Asset Management Ltd.’s 5.298% notes due 2036, which were originally issued on November 18, 2025 (the “Original 2036 Notes”). After giving effect to this offering, there will be a total of US$850,000,000 aggregate principal amount of notes of this series issued and outstanding.

Trade Date:	April 14, 2026
Expected Settlement Date:	2031 Notes: April 17, 2026 (T+3) 2036 Notes: April 17, 2026 (T+3)
Maturity Date:	2031 Notes: April 15, 2031 2036 Notes: January 15, 2036
Coupon:	2031 Notes: 4.832% 2036 Notes: 5.298% (interest on the 2036 Notes will accrue from November 18, 2025)
Interest Payment Dates:	2031 Notes: April 15 and October 15, commencing October 15, 2026 2036 Notes: January 15 and July 15, commencing July 15, 2026
Price to Public:	2031 Notes: 100.000% of the principal amount 2036 Notes: 98.962% of the principal amount plus accrued interest of US$9,867,525.00 from November 18, 2025
Benchmark Treasury:	[The Spread to Benchmark Treasury, and any disclosure relating to the Spread to Benchmark Treasury, has been removed in accordance with subsection 9A.3(4) of National Instrument 44-102 – Shelf Distributions (“NI 44-102”).]
Benchmark Treasury Price & Yield:	[The Spread to Benchmark Treasury, and any disclosure relating to the Spread to Benchmark Treasury, has been removed in accordance with subsection 9A.3(4) of NI 44-102.]
Spread to Benchmark Treasury:	[The Spread to Benchmark Treasury, and any disclosure relating to the Spread to Benchmark Treasury, has been removed in accordance with subsection 9A.3(4) of NI 44-102.]

Yield:	2031 Notes: 4.832% 2036 Notes: 5.434%
Denominations:	Initial denominations of US$2,000 and subsequent multiples of US$1,000
Covenants:	Change of control (put @ 101%) Negative pledge Consolidation, merger, amalgamation and sale of substantially all assets
Optional Redemption Provisions:
Make-Whole Call:

2031 Notes: Prior to March 15, 2031 (one month prior to maturity), treasury rate plus 15 basis points

2036 Notes: Prior to October 15, 2035 (three months prior to maturity), treasury rate plus 20 basis points

Par Call:

2031 Notes: At any time on or after March 15, 2031 (one month prior to maturity), at 100% of the principal amount of the 2031 Notes to be redeemed

2036 Notes: At any time on or after October 15, 2035 (three months prior to maturity), at 100% of the principal amount of the 2036 Notes to be redeemed

Use of Proceeds:	The net proceeds from the sale of the Notes will be used for general corporate purposes
CUSIP / ISIN:	2031 Notes: 113004 AE5 / US113004AE50 2036 Notes: 113004 AC9 / US113004AC94

Joint Book-Running Managers[1]:	RBC Capital Markets, LLC SMBC Nikko Securities America, Inc. Scotia Capital (USA) Inc. TD Securities (USA) LLC
Co-Managers:

BMO Capital Markets Corp.

BNP Paribas Securities Corp.

Brookfield Securities LLC

CIBC World Markets Corp.

Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

Santander US Capital Markets LLC

Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes hereunder may be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their own advisors.

The 2031 Notes will be issued as a separate series of debt securities under a fifth supplemental indenture to be dated as of the date of the issuance of the 2031 Notes (the “Fifth Supplemental Indenture”) to the base indenture dated as of April 24, 2025 (the “Base Indenture”) (together with the Fifth Supplemental Indenture, the “2031 Indenture”), among Brookfield Asset Management Ltd., Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee. The 2036 Notes will be issued on the same terms and conditions as the Original 2036 Notes, except for the issue date and the issue price, under the Base Indenture and the fourth supplemental indenture, dated as of November 18, 2025 (the “Fourth Supplemental Indenture”), as supplemented by a supplemental indenture thereto to be dated as of the date of the issuance of the 2036 Notes (the “Supplemented Fourth Supplemental Indenture” and together with the Base Indenture, the “2036 Indenture”). The 2031 Indenture and the 2036 Indenture are together referred to as the “Indenture”. The foregoing is a summary of certain of the material attributes and characteristics of the Notes, which does not purport to be complete and is qualified in its entirety by reference to the Indenture.

No PRIIPs or UK PRIIPs key information document (KID) has been prepared as European Economic Area or UK retail investors are not targeted.

1 This offering will be made in Canada by RBC Dominion Securities Inc., a broker-dealer affiliate of RBC Capital Markets, LLC.

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